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BROKER/DEALER SALES CONTRACT                SALES CONTRACT


Between:      G. T. GLOBAL FINANCIAL SERVICES, INC.
              General Distributor of the
              G.T. Global Group of Funds
              50 California Street, 27th Floor
              San Francisco, CA 94111

and:
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              Phone
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              Date
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    As a general distributor of the G. T. Global Group of Funds (the "Funds"),
we agree to sell you, subject to any limitations imposed by any of the Funds and subject to confirmation by us in each instance, shares issued by the Funds ("Shares"). The Funds shall also include any registered investment company with which we now have or hereafter have signed an agreement.

    1. You will receive a discount from the public offering price on all Shares purchased by you from us and may receive other compensation, determined as outlined in the then current Prospectuses of the respective Funds. The range of current dealer discounts and other compensation may be obtained at any time upon request.

    2. We reserve the right to cancel this agreement at any time without notice if any Shares shall be offered for sale by you at less than the then current public offering price determined by or for the respective Funds.

    3. We will furnish you, without charge and on request, reasonable quantities of the Funds' Prospectuses, shareholder reports and sales material.

    4. We will furnish you on request with public offering prices for the Shares in accordance with the then current Prospectuses of the respective Funds, and you agree to quote such prices subject to confirmation by us on any Shares offered to you for sale. Your attention is called specifically to the fact that each price is always subject to confirmation, and will be the price next computed after receipt of an order.

    5. Under this agreement you act as principal and are not employed by us as a broker, agent or employee; you are not authorized to act for us nor to make any representation on our behalf; and in purchasing or selling Shares hereunder you rely only upon the current Prospectus and Statement of Additional Information and upon such written representations as may hereafter be made by us to you over our signature. You also agree that every effort shall be made by you to place Shares on an investment basis.


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    Broker/Dealer Sales Contract                                 Sales Contract
    Page 2


    6. Each party hereto represents that it is a member of the National Association of Securities Dealers, Inc., and agrees to abide by all of its Rules of Fair Practice, including, without limitation, the following provisions:

    (a) You shall not withhold placing customers' orders for any Shares so as to profit yourself as a result of such withholding. We shall not purchase any Shares from the Funds except for the purpose of covering purchase orders already received, and you shall not purchase any Shares from us other than for investment except for the purpose of covering purchase orders already received.

    (b) If any Shares purchased by you are repurchased by the Fund which issued the same or by us for the account of such Fund, or are tendered for redemption, within seven business days after confirmation by us of the original purchase order for such Shares (1) you agree to forthwith refund to us the full concession allowed to you on the original sale, such refund to be paid by us to the Fund whose Shares have been so repurchased upon receipt and (2) we shall forthwith pay to such Fund that part of the discount retained by us on the original sale. Notice will be given to you of any such repurchase or redemption within ten days of the date on which the certificate is delivered to us or to such Fund.

    (c) Neither party to this agreement shall, as principal, purchase any Shares from a record holder at a price lower than the net asset value next computed by or for the issuer thereof. Nothing in this subparagraph shall prevent you from selling Shares for the account of a record holder to us or to the Fund which issued such Shares at the net asset value then quoted by or for such Fund and charging the investor a fair commission for handling the transaction.

    7. Either party hereto may cancel this agreement upon ten days' notice. Furthermore, as a general distributor we reserve the priviledge of revising the discount or other compensation referred to herein upon ten days' written notice, which will be deemed given by supplementing or amending the Prospectus or Statement of Additional Information of a Fund.

    8. This agreement shall be binding upon receipt by us in San Francisco, California, of a counterpart hereof duly accepted and signed by you, and shall be construed in accordance with the laws of California.

Accepted:                              G. T. GLOBAL FINANCIAL
         ---------------------         SERVICES, INC.
         Company Name

By:                                    By:  /s/ David A. Minella
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     Signature                              David A. Minella, President

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     Print Name and Date